2005 STOCK INCENTIVE PLAN
OF
NATIONAL INVESTMENT MANAGERS INC.

1.           Purposes of the Plan. This stock incentive plan (the "Plan") is intended to provide an incentive to employees (including directors and officers who are employees), and to consultants and directors who are not employees, of National Investment Managers Inc., a Florida corporation (the "Company"), or any of its Subsidiaries (as such term is defined in Paragraph 21), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs'') within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options which do not qualify as ISOs ("NQSOs"), Stock Appreciation Rights (as such term is defined in Paragraph 13) and Restricted Stock (as such term is defined in Paragraph 14). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code. Grants of Stock options, Stock Appreciation Rights and Restricted Stock hereunder are referred to collectively as “Awards”, and the recipient of an Award is sometimes referred to as a “Participant”.

2.           Stock Subject to the Plan. Subject to the provisions of Paragraph 12, the aggregate number of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), for which options may be granted under the Plan or which may be issued as shares of Restricted Stock shall not exceed 2,667,400 shares. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company.  Subject to the provisions of Paragraph 15, any shares of Common Stock subject to an Award that for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of Awards under the Plan.  The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.           Administration of the Plan. The Plan will be administered by the Board of Directors, or by a committee (the "Committee") consisting of two or more directors appointed by the Board of Directors.  Those administering the Plan shall be referred to herein as the "Administrators."  Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), any Committee appointed by the Board of Directors to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3).  Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine the persons who shall be granted Awards; the times when they shall receive Awards; whether an option granted to an employee shall be an ISO or a NQSO; the type (i.e., voting or non-voting) and number of shares of Common Stock to be subject to each Award; the term of each Award; the date each Award shall become exercisable; whether an Award shall be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any Award or installment; the exercise price of each Award; the form of payment of the exercise price; the fair market value of a share of Common Stock; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an Award and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject the exercise of all or any portion of an Award to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation restrictions or contingencies relating to (a) entering into a covenant not to compete with the Company, its Parent (if any) (as such term is defined in Paragraph 21) and any Subsidiaries, (b) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (c) the period of continued employment of the Participant with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or any Parent to withhold taxes or other amounts; whether a Participant has a Disability (as such term is defined in Paragraph 21); with the consent of the Participant, to cancel or modify an Award, provided, however, that the modified provision is permitted to be included in an Award granted under the Plan on the date of the modification; provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any Award granted under the Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders, in order to be exempt under Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on matters referred to in this Paragraph 3 shall be conclusive and binding on all parties. No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.           Eligibility.  The Administrators may from time to time, consistent with the purposes of the Plan, grant Awards to such employees (including officers and directors who are employees) of, or consultants to, the Company or any of its Subsidiaries, and to such directors of the Company who, at the time of grant, are not common law employees of the Company or of any of its Subsidiaries, as the Administrators may determine in their sole discretion. Such Awards granted shall cover such number of shares of Common Stock as the Administrators may determine in their sole discretion; provided, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such Participant during any calendar year shall not exceed $100,000. The $100,000 ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted. Any option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

5.           Exercise Price. The exercise price of the shares of Common Stock under each Award shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of an ISO, or of any option intended to satisfy the performance- based compensation exemption to the deduction limitation under Section 162(m) of the Code, shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, however, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the NASDAQ Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of the Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and the lowest asked prices per share for the Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph 5 are all inapplicable because the Company's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

6.           Term.  Each Award granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such Award is granted; provided, however, that the term of each Award granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7.           Exercise.  An Award (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which Award is being exercised, specifying the number of shares of Common Stock as to which such Award is being exercised and accompanied by payment in full of the aggregate exercise price therefor (a) in cash and/or by certified check, (b) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate fair market value (determined in accordance with Paragraph 5), on the date of exercise, equal to the aggregate exercise price of all Awards being exercised, or (c) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any Award until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

The Administrators may, in their sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of the Participant's irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

A Participant shall not have the rights of a stockholder with respect to such shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to the Participant for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any Participant using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8.           Termination of Relationship.  Except as may otherwise be expressly provided in the applicable Contract, any Participant whose employment or consulting relationship with the Company, its Parent and any of its Subsidiaries has terminated for any reason other than the death or Disability of the Participant may exercise any Award granted to the Participant as an employee or consultant, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired; provided, however, that if such relationship is terminated for Cause (as defined in Paragraph 21), such Award shall terminate immediately.

For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to re-employment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract.  If the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Except as may otherwise be expressly provided in the applicable Contract, a Participant whose directorship with the Company has terminated for any reason other than the Participant's . death or Disability may exercise the Awards granted to the Participant as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired; provided, however, that if the Participant's directorship is terminated for Cause, such Award shall terminate immediately.

Nothing in the Plan or in any Award granted under the Plan shall confer on any person any right to continue in the employ or as a consultant of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

9.           Death or Disability of a Participant.  Except as may otherwise be expressly provided in the applicable Contract, if a Participant dies (a) while he is employed by, or a consultant to, the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of the Participant's employment or consulting relationship with the Company, its Parent and its Subsidiaries (unless such termination was for Cause or without the consent of the Company) or (c) within one year following the termination of such employment or consulting relationship by reason of the Participant's Disability, the Awards granted to the Participant as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Participant's death, by the Participant's Legal Representative (as such term is defined in Paragraph 21), at any time within one year after death, but not thereafter and in no event after the date the Award would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, any Participant whose employment or consulting relationship with the Company, its Parent and its Subsidiaries has terminated by reason of the Participant's Disability may exercise such Awards, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Award would otherwise have expired.

Except as may otherwise be expressly provided in the applicable Contract, if a Participant dies (a) while the Participant is a director of the Company, (b) within three months after the termination of the Participant's directorship with the Company (unless such termination was for Cause) or (c) within one year after the termination of the Participant's directorship by reason of the Participant's Disability, the Awards granted to the Participant as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Participant's death, by the Participant's Legal Representative at any time within one year after death, but not thereafter and in no event after the date the Award would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, a Participant whose directorship with the Company has terminated by reason of Disability may exercise such Awards, to the extent exercisable on the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Award would otherwise have expired.

10.           Compliance with Securities Laws.  It is a condition to the exercise of any Award that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

The Administrators may require, in their sole discretion, as a condition to the grant or exercise of an Award, that the Participant execute and deliver to the Company the Participant's representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the shares of Common Stock to be issued upon exercise of the Award are being acquired by the Participant for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such Participant will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such Award on any securities exchange, Nasdaq or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

11.           Award Contracts.  Each Award shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the Participant. Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each Award and Contract need not be identical.

12.           Adjustments upon Changes in Common Stock.  Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding Award and the exercise price thereof, and the maximum number of shares subject to Awards that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to Awards without payment therefor.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph 12 if such adjustment (a) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such Award), or (b) would be considered as the adoption of a new plan requiring stockholder approval.

In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board of Directors of the Company shall, as to outstanding Awards, either (a) make appropriate provision for the protection of any such outstanding Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided that the excess of the aggregate fair market value of the shares subject to the Awards immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Awards immediately before such substitution over the purchase price thereof, or (b) upon written notice to a Participant, provide that all unexercised Awards must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

13.           Stock Appreciation Rights.

(a)  Grant and Exercise.  Awards providing the holder with the potential appreciation in the value of a set number of shares of Common Stock over a set period of time (“Stock Appreciation Rights”) may be granted alone or in conjunction with all or part of an option granted under the Plan and may be granted either at or after the time of grant of such option.  A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related option.  The terms and conditions of a Stock Appreciation Right shall be set forth in the Contract for the related option or an amendment thereto.

(b)  Freestanding Stock Appreciation Rights.  A Stock Appreciation Right granted without relationship to an option shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant.  Any such Award shall be in such form and shall have such terms and conditions as the Committee may determine; provided that, the base price of a freestanding Stock Appreciation Right shall be determined by the Committee in its sole discretion.  A freestanding Stock Appreciation Right shall entitle the holder, upon receipt of such right, to an amount, in cash, shares of Common Stock or both, with the Committee having the right to determine the form or payment, determined by multiplying (i) the excess of the fair market value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of the Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right shall have been exercised.  A freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

(c)  Tandem Stock Appreciation Rights.  A Stock Appreciation Right may be exercised by a Participant in accordance with Section 13(d) by surrendering the applicable portion of the related option in accordance with procedures established by the Committee.   Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 13(d).  Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.  A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related option.

(d)  Tandem Stock Appreciation Rights Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)	Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the options to which they relate are exercisable in accordance with the provisions of the Plan;

(ii)
upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount equal to the product of (a) the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share specified in the related option and (b) the number of shares in respect of which the Stock Appreciation Right shall have been exercised.  Such amount may be paid in cash, shares of Common Stock or both, which form shall solely be determined at the discretion of the Committee;

(iii)	Stock Appreciation Rights shall be transferable only with the related option in accordance with Section 16; and

(iv)
upon the exercise of a Stock Appreciation Right (other than an exercise for cash), the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 2 on the total number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise.

14.  Restricted Stock.  The Committee shall determine the Participants to whom and the time or times at which grants of Common Stock subject to such restrictions as shall be determined by the Committee in its sole discretion (“Restricted Stock”) will be awarded, the number of shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing shares of Restricted Stock, (ii) permitting the Company to require that shares of Restricted Stock be held in custody by the Company with a stock power from the owner thereof until restrictions lapse and (iii) relating to any rights to purchase the Restricted Stock on the part of the Company and any Parent or Subsidiary).  The terms and conditions of Restricted Stock Awards shall be set forth in a Restricted Stock Agreement, which shall include such terms and provisions as the Committee may determine from time to time.  Except as provided in this Section 14, the Restricted Stock Agreement and any other relevant agreements, a Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any dividends or distributions.  If so determined by the Committee in the applicable Restricted Stock Agreement, cash dividends and distributions on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to meeting conditions applicable only to dividends and distributions.

15.           Amendments and Termination of the Plan.  The Plan was adopted by the Board of Directors on May 4, 2005. No Award may be granted under the Plan after May 3, 2015. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body; provided, however, that no amendment shall be effective, without the requisite prior or subsequent stockholder approval, which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan or change the maximum number of shares for which Awards may be granted to employees in any calendar year, (b) change the eligibility requirements for individuals entitled to receive Awards hereunder, or (c) make any change for which applicable law or any governmental agency or regulatory body requires stockholder approval. No termination, suspension or amendment of the Plan shall adversely affect the rights of a Participant under any Award granted under the Plan without such Participant's consent. The power of the Administrators to construe and administer any Award granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

16.           Non-Transferability.  Other than with respect to Awards of Restricted Stock, the transferability of which shall be subject to the terms of the applicable Restricted Stock Agreement, no Award granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the Participant, only by the Participant or the Participant's Legal Representatives. Except to the extent provided above, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

17.           Withholding Taxes.  The Company, or its Subsidiary or Parent, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an Award or a combination of cash and shares, having an aggregate fair market value (determined in accordance with Paragraph 5) equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an Award or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Participant to pay to the Company such amount, in cash, promptly upon demand.

18.           Legends; Payment of Expenses.  The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an Award under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (b) implement the provisions of the Plan or any agreement between the Company and the Participant with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an Award granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

19.           Use of Proceeds.  The cash proceeds to be received upon the exercise of an Award under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

20.           Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new Awards for prior Awards of a Constituent Corporation (as such term is defined in Paragraph 21) or assume the prior Awards of such Constituent Corporation.

21.           Definitions.

(a)           "Cause", in connection with the termination of  a Participant, shall mean (i) "cause," as such term (or any similar term, such as "with cause") is defined in any employment, consulting or other applicable agreement for services between the Company and such Participant, or (ii) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Company and such Participant pursuant to Paragraph 11, or (iii) in the absence of both of the foregoing, (A) indictment of such Participant for any illegal conduct, (B) failure of such Participant to adequately perform any of the Participant's duties and responsibilities in any capacity held with the Company, any of its Subsidiaries or any Parent (other than any such failure resulting solely from such Participant's physical or mental incapacity), (C) the commission of any act or failure to act by such Participant that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company, any of its Subsidiaries or any Parent or any other affiliate of the Company (or its or their respective employees), whether financially or otherwise, (D) any violation by such Participant of any Company rule or policy, or (E) any violation by such Participant of the requirements of such Contract, any other contract or agreement between the Company and such Participant or this Plan (as in effect from time to time); in each case, with respect to subsections (A) through (E), as determined by the Board of Directors.

(b)           "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

(c)           "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(d)           "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Participant with respect to an Award granted under the Plan.

(e)           "Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code.

(f)           "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

22.           Governing Law.  The Plan, such Awards as may be granted hereunder, the Contracts and all related matters shall be governed by, and construed in accordance with, the laws of the state of incorporation of the Company, without regard to conflict or choice of law provisions.

Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

23.           Partial Invalidity.  The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

24.           Stockholder Approval.  The Plan shall be subject to approval by the Company's stockholders within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable law.